As filed with the Securities and Exchange Commission on November 24, 2008

Registration No. 333-155391

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DEXCOM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	33-0857544
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6340 Sequence Drive

San Diego, California 92121

(858) 200-0200

(Address, including zip code and telephone number, including area code, of the Registrant’s principal executive offices)

Jess Roper

Chief Financial Officer

6340 Sequence Drive

San Diego, California 92121

(858) 200-0200

(Name, address, including zip code and telephone number, including area code, of the Registrant’s agent for service)

Copies to:

Robert A. Freedman, Esq.

James Evans, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller Reporting Company ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-155391) is filed for the purpose of filing Exhibit 5.01 thereto and restating the information in Item 14 of Part II of the Registration Statement. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than any underwriting discounts and commission, payable by us in connection with the offering of the securities being registered. All amounts shown are estimates, except for the registration fee.

SEC registration fee		$1,572
FINRA fee		4,500
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and miscellaneous expenses		*
Total	$	*

*	These expenses depend on the securities offered and the number of issuances and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders,

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

•	under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases), or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions,

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law,

•

the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions, and

•	the rights conferred in the bylaws are not exclusive.

The Registrant has entered into Indemnification Agreements with its directors and officers to provide such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought.

The Registrant has directors’ and officers’ liability insurance for securities matters.

See also the undertakings set out in response to Item 17 hereof.

Reference is made to the following documents filed as exhibits (under the exhibit number set forth below) to the Registrant’s Registration Statement on Form S-1 (File No. 333-122454) (the “Form S-1”) regarding relevant indemnification provisions described above and elsewhere in the Registration Statement on Form S-1:

Exhibit Document	Number
Registrant’s Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.02
Registrant’s Restated Bylaws	3.03
Second Amended and Restated Investors’ Rights Agreement dated December 30, 2004	4.02
Form of Indemnity Agreement	10.01

Item 16.	Exhibits and Financial Statement Schedules

Number	Exhibit Title

1.01*	Form of Underwriting Agreement for Equity Securities.

4.01**	Certificate of Amendment of Registrant’s Amended and Restated Certificate of Incorporation (Exhibit 3.02 of Form S-1).

4.02**	Registrant’s Restated Certificate of Incorporation (Exhibit 3.03 of Form S-1).

4.03**	Registrant’s Restated Bylaws (Exhibit 3.05 of Form S-1).

4.04**	Form of Specimen Certificate for Registrant’s common stock (Exhibit 4.01 of Form S-1).

4.05**	Second Amended and Restated Investors’ Rights Agreement, dated December 30, 2004 (Exhibit 4.02 of Form S-1).

4.06**	Form of Rights Agreement, between DexCom, Inc. and American Stock Transfer & Trust Company, including the Certificate of Designations of Series A Junior Participating Preferred Stock, Summary of Stock Purchase Rights and Forms of Right Certificate attached thereto as Exhibits A, B and C, respectively (Exhibit 4.03 of Form S-1).

4.07***	Indenture, dated as of March 9, 2007, between DexCom, Inc. and Wells Fargo Bank, National Association as trustee (including form of 4.75% Convertible Senior Note due 2027).

4.08*	Form of Preferred Stock Certificate of Designation and related Form of Specimen Certificate for Registrant’s Preferred Stock.

4.09*	Form of Warrant.

4.10*	Form of Unit.

5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.

12.01****	Statement Regarding Computation of Ratios.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02****	Consent of Independent Registered Public Accounting Firm.

24.01****	Power of Attorney.

*	To be filed, when and if necessary, as an exhibit.
**	Incorporated herein by reference to the indicated exhibit to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-122454).
***	Incorporated herein by reference to exhibit 4.01 to Registrant’s Current Report on Form 8-K filed March 12, 2007.
****	Previously filed.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum aggregate offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	That the registrant will supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 24th day of November 2008.

DEXCOM, INC.

By:	/s/ TERRANCE H. GREGG
Terrance H. Gregg
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer and Director:

/S/ TERRANCE H. GREGG Terrance H. Gregg	President, Chief Executive Officer and Director	November 24, 2008

Principal Financial Officer and Principal Accounting Officer:

/S/ JESS ROPER Jess Roper	Chief Financial Officer	November 24, 2008

Additional Directors:

* Donald L. Lucas	Chairman of the Board of Directors	November 24, 2008

* Sean Carney	Director	November 24, 2008

* Jonathan Lord, M.D.	Director	November 24, 2008

* Donald A. Lucas	Director	November 24, 2008

*By: /s/    TERRANCE H. GREGG

            Attorney-in-Fact

Exhibit Index

Number	Exhibit Title

1.01*	Form of Underwriting Agreement for Equity Securities.

4.01**	Certificate of Amendment of Registrant’s Amended and Restated Certificate of Incorporation (Exhibit 3.02 of Form S-1).

4.02**	Registrant’s Restated Certificate of Incorporation (Exhibit 3.03 of Form S-1).

4.03**	Registrant’s Restated Bylaws (Exhibit 3.05 of Form S-1).

4.04**	Form of Specimen Certificate for Registrant’s common stock (Exhibit 4.01 of Form S-1).

4.05**	Second Amended and Restated Investors’ Rights Agreement, dated December 30, 2004 (Exhibit 4.02 of Form S-1).

4.06**	Form of Rights Agreement, between DexCom, Inc. and American Stock Transfer & Trust Company, including the Certificate of Designations of Series A Junior Participating Preferred Stock, Summary of Stock Purchase Rights and Forms of Right Certificate attached thereto as Exhibits A, B and C, respectively (Exhibit 4.03 of Form S-1).

4.07***	Indenture, dated as of March 9, 2007, between DexCom, Inc. and Wells Fargo Bank, National Association as trustee (including form of 4.75% Convertible Senior Note due 2027).

4.08*	Form of Preferred Stock Certificate of Designation and related Form of Specimen Certificate for Registrant’s Preferred Stock.

4.09*	Form of Warrant.

4.10*	Form of Unit.

5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.

12.01****	Statement Regarding Computation of Ratios.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02****	Consent of Independent Registered Public Accounting Firm.

24.01****	Power of Attorney.

*	To be filed, when and if necessary, as an exhibit.
**	Incorporated herein by reference to the indicated exhibit to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-122454).
***	Incorporated herein by reference to exhibit 4.01 to Registrant’s Current Report on Form 8-K filed March 12, 2007.
****	Previously filed.